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                                                                     Exhibit 4.5

                                                                     EXHIBIT D-1

                              FIRST AMENDMENT dated as of September 28, 1999
                        ("AMENDMENT") to the Security Agreement dated as of May 7, 1999 ("SECURITY AGREEMENT"), made by FiberNet Telecom Group, Inc., a Nevada corporation (the "PARENT") and each of Parent's subsidiaries listed on ANNEX I hereto (the Parent and such subsidiaries, each a "GRANTOR") in favor of Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), in its capacity as collateral agent (together with its successors and assigns in such capacity, the "COLLATERAL AGENT") for the Purchasers (as defined herein).

      SECTION 1. PRELIMINARY STATEMENTS.

            The Parent has entered into a Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), with the purchasers listed therein ("SEPTEMBER PURCHASERS") pursuant to which, among other things, the Parent is issuing and selling to the September Purchasers 8% Senior Secured Convertible Notes dated the date hereof in the aggregate principal amount of up to $12,500,000 (each an "SEPTEMBER SENIOR NOTE" and collectively the "SEPTEMBER SENIOR NOTE").

            Capitalized terms used in this Amendment but not defined herein have the meanings ascribed thereto in the Security Agreement.

            As a condition precedent for the September Purchasers to make any financial accommodations under the Purchase Agreement and the September Senior Note and in consideration of the Parent's contribution of working capital to the other Grantors, such Grantors are entering into this Amendment to secure the due and punctual performance of the September Secured Obligations (as defined below), and hereby agree as follows.

      SECTION 2. AMENDMENT TO THE SECURITY AGREEMENT.

            (a) All references to the "Purchasers" and a "Purchaser" contained in the Security Agreement shall be amended to include the September Purchasers and a September Purchaser, respectively, and the rights and obligations of each such September Purchaser and each such Purchaser shall be PARI PASSU under the Security Agreement.

            (b) All references to the "Secured Obligations" contained in the Security Agreement shall be amended to include the obligations of each Grantor to secure the prompt and complete payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of all obligations of the Grantors owing to the Collateral Agent and/or the September Purchasers now or hereafter existing, whether matured or unmatured, contingent or liquidated, under the Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, premium, fees, expenses, indemnification or
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otherwise (the "SEPTEMBER SECURED OBLIGATIONS"), and the Secured Obligations and
the September Secured Obligations shall be PARI PASSU under the Security Agreement.

            (c) All references to the "Loan Documents" contained in the Security Agreement shall be amended to include the September Loan Documents (as defined in the Purchase Agreement).

            (d) Section 1 shall be amended to add the following clause (d) to read as follows:

               "(d) Notwithstanding the foregoing, Collateral shall not include, with respect to any Grantor, any item of property to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such item of property is prohibited by an applicable contractual obligation or requirement of law or would give any other Person the right to terminate its obligations with respect to such item of property, and PROVIDED, that the limitation in the foregoing proviso shall not affect, limit, restrict or impair the grant by any Grantor of a security interest pursuant to this Agreement in any money or other amounts due under any account, investment property, contract, agreement or General Intangible."

      SECTION 3. AMENDMENTS; ETC.

            No amendment or waiver of any provision of this Amendment nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 4. ADDRESSES FOR NOTICES.

            All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telegraphic, telex or cable communication) and shall be sent by mail (by registered or certified mail, return receipt requested), telex, telecopier or hand delivery:

            (a) If to any Grantor, to the address set forth for it on the signature pages hereof, or at such other address as shall be designated by it in a written notice to the Collateral Agent complying as to delivery with the terms of this Section; and

            (b) If to the Collateral Agent, at the address set forth for it on the signature page hereof;

            All such notices, requests, demands and other communications shall be effective (a) when mailed, on the earlier of receipt or the fourth Business Day after being deposited in the mails with postage prepaid, (b) when sent by telex, upon confirmation by telex answer back, (c) when telecopied, immediately when telecopied, and (d) upon personal delivery thereof.



                                      -2-
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      SECTION 5. SEVERABILITY.

            In case any provision of this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 6. GOVERNING LAW; TERMS.

            THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

      SECTION 7. WAIVER OF JURY TRIAL.

            SUCH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                                      -3-
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            IN WITNESS WHEREOF, each of the undersigned has caused this
Amendment to the Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 FIBERNET TELECOM GROUP, INC.


                                 By:
                                    ---------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President and CEO

                                 Address: 570 Lexington Avenue
                                          New York, NY  10022

                                 FIBERNET TELECOM, INC.


                                 By:
                                    ---------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President

                                 Address: 570 Lexington Avenue
                                          New York, NY  10022


                                 FIBERNET EQUAL ACCESS, L.L.C.


                                 By:
                                    ---------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President

                                 Address: 570 Lexington Avenue
                                          New York, NY  10022
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                                 LOCAL FIBER, L.L.C.


                                 By:
                                    ---------------------------------
                                    Name:  Michael S. Liss
                                    Title:  President

                                 Address: 570 Lexington Avenue
                                          New York, NY  10022

                                 SIGNAL EQUITY PARTNERS, L.P.
                                 as Collateral Agent

                                 By:  Signal Equity Advisors, L.P.
                                 Its:  General Partner

                                 By:   Signal Equity Advisors, Inc.
                                 Its:   General Partner


                                 By:
                                    ---------------------------------
                                    Name:  Timothy P. Bradley
                                    Title:  President
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                                                                         ANNEX I

1.    FiberNet Telecom, Inc.

2.    FiberNet Equal Access, L.L.C.

3.    Local Fiber, L.L.C.